Exhibit 10.34

D11-01

THIS OPTION HAS NOT BEEN REGISTERED UNDER STATE OR FEDERAL

SECURITIES LAWS. THIS OPTION MAY NOT BE TRANSFERRED EXCEPT

BY WILL OR UNDER THE LAWS OF DESCENT AND DISTRIBUTION.

SIRIUS XM RADIO 2009 LONG-TERM STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

2011 COMPENSATION AWARD

THIS STOCK OPTION AGREEMENT (this “Agreement”), dated as of [            ], between SIRIUS XM RADIO INC., a Delaware corporation (the “Company”), and [            ] (the “Director”).

1. Grant of Option; Vesting. (a) Subject to the terms and conditions of this Agreement and the Sirius XM Radio 2009 Long-Term Stock Incentive Plan (the “Plan”), the Company hereby grants to the Director the right and option (this “Option”) to purchase up to [            ] (            ) shares (the “Shares”) of common stock, par value $0.001 per share, of the Company at a price per share of $[        ] (the “Exercise Price”). This Option is not intended to qualify as an Incentive Stock Option for purposes of Section 422 of the Internal Revenue Code of 1986, as amended. In the case of any stock split, stock dividend or like change in the Shares occurring after the date hereof, the number of Shares and the Exercise Price shall be adjusted as set forth in Section 4(b) of the Plan.

(b) The right and option to purchase up to up to [            ](            ) Shares shall vest and be exercisable as follows:

(i) [        ] (        ) Shares shall vest and become exercisable on                     , 2012;

(ii) [        ] (        ) Shares shall vest and become exercisable on                     , 2013;

(iii) [        ] (        ) Shares shall vest and become exercisable on                     , 2014; and

(iv) [        ] (        ) Shares shall vest and become exercisable on                     , 2015.

2. Term. This Option shall terminate on                     , 2021.

3. Exercise. Subject to Section 1 of this Agreement and the terms of the Plan, this Option may be exercised, in whole or in part, by means of a written notice of exercise signed and delivered by the Director (or, in the case of exercise after death of the Director, by the executor, administrator, heir or legatee of the Director, as the case may be, or, in the case of exercise after a disability under circumstance in which it is reasonable to conclude that the Director does not have the ability to exercise this Option, by the person or persons who have been legally appointed to act in the name of the Director) to the Company at the address set forth herein for notices to the Company. Such notice shall (a) state the number of Shares to be purchased and the date of exercise, and (b) be accompanied by payment of the Exercise Price in cash or such other method of payment as may be permitted by Section 6(d) of the Plan, subject, in the case of a broker-assisted exercise, to applicable law.

4. Non-transferable. This Option may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Option or of any right or privilege conferred hereby shall be null and void.

5. Professional Advice. The acceptance and exercise of this Option may have consequences under federal and state tax and securities laws that may vary depending upon the individual circumstances of the Director. Accordingly, the Director acknowledges that the Director has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and this Option.

6. Agreement Subject to the Plan. The Option and this Agreement are subject to the terms and conditions set forth in the Plan, which terms and conditions are incorporated herein by reference. A copy of the Plan previously has been delivered to the Director. This Agreement and the Plan constitute the entire understanding between the Company and the Director with respect to this Option.

7. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of laws principles, and shall bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto.

8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when telecopied (with confirmation of transmission received by the sender), three business days after being sent by certified mail, postage prepaid, return receipt requested or one business day after being delivered to a nationally recognized overnight courier with next day delivery specified to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

Company:	Sirius XM Radio Inc.
1221 Avenue of the Americas
36th Floor
New York, New York 10020
Attention: General Counsel

Director:	Address on file at the
office of the Company

Notices sent by email or other electronic means not specifically authorized by this Agreement shall not be effective for any purpose of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SIRIUS XM RADIO INC.

By:
Patrick L. Donnelly
Executive Vice President,
General Counsel and Secretary

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